Exhibit 10.1
AMENDMENT NO. 5
TO
LOAN AND SECURITY AGREEMENT
          THIS AMENDMENT NO. 5 (“Amendment No. 5”) is entered into as of January 1, 2007, by and among ROCKY BRANDS, INC. (formerly known as ROCKY SHOES & BOOTS, INC. and successor-in-interest by merger to EJ FOOTWEAR LLC), a corporation organized and existing under the laws of the State of Ohio, LIFESTYLE FOOTWEAR, INC., a corporation organized and existing under the laws of the State of Delaware, ROCKY BRANDS WHOLESALE LLC, a limited liability company organized and existing under the laws of the State of Delaware (formerly known as GEORGIA BOOT LLC and successor-in-interest by merger to GEORGIA BOOT PROPERTIES LLC, DURANGO BOOT COMPANY LLC and NORTHLAKE BOOT COMPANY LLC), ROCKY BRANDS RETAIL LLC, a limited liability company organized and existing under the laws of the State of Delaware (formerly known as LEHIGH SAFETY SHOE CO. LLC and successor-in-interest by merger to LEHIGH SAFETY SHOE PROPERTIES LLC and HM LEHIGH SAFETY SHOE CO. LLC) (the foregoing entities, jointly and severally, “Borrower”), the financial institutions party thereto (each a “Lender” and collectively, the “Lenders”), and GMAC COMMERCIAL FINANCE LLC, as administrative agent and sole lead arranger for the Lenders (in such capacities, the “Agent”).
BACKGROUND
          Borrowers, Agent and Lenders are parties to a Loan and Security Agreement dated as of January 6, 2005 (as amended by Amendment No. 1 to Loan and Security Agreement and Consent dated as of January 19, 2005, Amendment No. 2 to Loan and Security Agreement dated as of April 30, 2006, Amendment No. 3 to Loan and Security Agreement dated as of June 28, 2006, Amendment No. 4 to Loan and Security Agreement dated as of November 8, 2006 and as further amended, restated, supplemented or otherwise modified from time to time, the “Loan Agreement”) pursuant to which Agent and Lenders provide Borrowers with certain financial accommodations.
          Borrowers have informed Agent and Lenders of the following mergers and name changes (the “Mergers and Reorganization”), each effective on or about the date hereof, and have requested Lenders to consent to the amendment and restatement of Schedules 4.1(A), 4.1(D), 4.1(Q), 4.1(R), 5.2(B), 6.1(K) and 6.1(Q) of the Loan Agreement which give effect to the Mergers and Reorganization (the “Revised Schedules”):
•	EJ Footwear LLC will merge with and into Rocky Brands, Inc., whereby EJ Footwear LLC will cease to exist and Rocky Brands, Inc. will survive;

•	Georgia Boot Properties LLC, Durango Boot Company LLC and Northlake Boot Company LLC will merge with and into Georgia Boot LLC, whereby Georgia Boot Properties LLC, Durango Boot Company LLC and Northlake Boot Company LLC will cease to exist and Georgia Boot LLC, under the new name of Rocky Brands Wholesale LLC, will survive;

•	Lehigh Safety Shoe Properties LLC will merge with and into Lehigh Safety Shoe Co. LLC, whereby Lehigh Safety Shoe Properties LLC will cease to exist and Lehigh Safety Shoe Co. LLC will survive; and

•	HM Lehigh Safety Shoe Co. LLC will merge with and into Lehigh Safety Shoe Co. LLC, whereby HM Lehigh Safety Shoe Co. LLC will cease to exist and Lehigh Safety Shoe Co. LLC, under the new name of Rocky Brands Retail LLC, will survive.
          Lenders have agreed to accept the Revised Schedules and effectuate such other modifications to the Loan Agreement on the terms and conditions set forth herein.
          Borrowers have also requested Lenders to agree to make available LIBOR Loans of a duration of either one, two or three weeks, in each case, however, bearing interest as if the respective Interest Period was of a one month duration. Lenders have agreed to this modification on the terms and conditions set forth herein.
          NOW, THEREFORE, in consideration of any loan or advance or grant of credit heretofore or hereafter made to or for the account of Borrowers by Agent and Lenders, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto hereby agree as follows:
          1. Definitions. All capitalized terms not otherwise defined herein shall have the meanings given to them in the Loan Agreement.
          2. Amendment to Loan Agreement. Subject to satisfaction of the conditions precedent set forth in Section 3 below, the Loan Agreement is amended as follows:
               (a) The introductory paragraph to the Loan Agreement is hereby amended and restated as follows:
     THIS AGREEMENT is dated as of January 6, 2005 and entered into among ROCKY BRANDS, INC. (formerly known as ROCKY SHOES & BOOTS, INC. and successor-in-interest by merger to EJ FOOTWEAR LLC), a corporation organized and existing under the laws of the State of Ohio (“Parent”), LIFESTYLE FOOTWEAR, INC., a corporation organized and existing under the laws of the State of Delaware, ROCKY BRANDS WHOLESALE LLC, a limited liability company organized and existing under the laws of the State of Delaware (formerly known as GEORGIA BOOT LLC and successor-in-interest by merger to GEORGIA BOOT PROPERTIES LLC, DURANGO BOOT COMPANY LLC and NORTHLAKE BOOT COMPANY LLC), ROCKY BRANDS RETAIL LLC, a limited liability company organized and existing under the laws of the State of Delaware (formerly known as LEHIGH SAFETY SHOE CO. LLC and successor-in-interest by merger to LEHIGH SAFETY SHOE PROPERTIES LLC and HM LEHIGH SAFETY SHOE CO. LLC) (the foregoing entities, jointly and severally, as the context requires, “Borrower”), the financial institution(s) listed on the signature pages hereof and their respective successors and Eligible Assignees (each individually a “Lender” and collectively, “Lenders”), GMAC COMMERCIAL FINANCE LLC, a Delaware limited liability company (in its individual capacity, “GMAC CF”), as administrative agent and sole lead arranger for the Lenders (in such capacities, the “Agent”) and BANK OF AMERICA, N.A., as syndication agent (in such capacity, the “Syndication Agent”).
               (b) The introductory paragraph to the definition of “Interest Period” appearing in Section 1.1 of the Loan Agreement is hereby amended and restated as follows:
     “Interest Period” means, in connection with each LIBOR Loan, an interest period which Borrowing Agent shall elect to be applicable to such Loan, which Interest Period shall be either (a) a one (1), two (2), three (3), or six (6) month period or (b) a one (1), two (2) or three (3) week period; provided in each case that:
               (c) The introductory paragraph to the definition of “LIBOR” appearing in Section 1.1 of the Loan Agreement is hereby amended and restated as follows:
     “LIBOR” means, for each Interest Period (provided that in the case of any Interest Period having a duration of one (1), two (2) or three (3) weeks, the Interest Period with respect thereto for purposes of this definition of LIBOR shall mean one (1) month), a rate per annum equal to:
               (d) Schedules 4.1(A), 4.1(D), 4.1(Q), 4.1(R), 5.2(B), 6.1(K) and 6.1(Q) of the Loan Agreement are hereby amended and restated by the corresponding Schedules to Amendment No. 5.
          3. Conditions of Effectiveness. This Amendment No. 5 shall become effective upon satisfaction of the following conditions precedent:
               (a) Agent shall have received eight (8) copies of this Amendment No. 5 duly executed by each Borrower and each Lender;
               (b) Agent shall have received true and correct copies of all documents and certificates by and among Borrowers reflecting the Mergers and Reorganization and certified copies of all documentation issued by the Secretary of the State of Delaware, and, where applicable, the Secretary of the State of Ohio, relating thereto; and
               (c) Agent shall have received opinions of counsel from counsel to each Borrower in form and substance satisfactory to Agent with respect to the Mergers and Reorganization.
          4. Representations and Warranties. Each Borrower hereby represents and warrants as follows:

               (a) This Amendment No. 5 and the Loan Agreement, as amended hereby, constitute legal, valid and binding obligations of Borrowers and are enforceable against each Borrower in accordance with their respective terms.
               (b) Upon the effectiveness of this Amendment No. 5, each Borrower hereby reaffirms all covenants, representations and warranties made in the Loan Agreement to the extent the same are not amended hereby, and agrees that all such covenants, representations and warranties shall be deemed to have been remade as of the effective date of this Amendment No. 5, except to the extent any such representation or warranty expressly relates to an earlier date.
               (c) No Event of Default or Default has occurred and is continuing or would exist after giving effect to this Amendment No. 5.
               (d) No Borrower has any defense, counterclaim or offset with respect to the Loan Agreement.
               (e) The issuance of this Amendment No. 5 is permitted pursuant to all applicable law and all material agreements, documents and instruments to which any Borrower is a party or by which any of their respective properties or assets are bound.
          5. Effect on the Loan Agreement.
               (a) Upon the effectiveness of Section 2 hereof, each reference in the Loan Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Loan Agreement as amended hereby.
               (b) Except as specifically amended herein, the Loan Agreement, and all other documents, instruments and agreements executed and/or delivered in connection therewith, shall remain in full force and effect, and are hereby ratified and confirmed.
               (c) The execution, delivery and effectiveness of this Amendment No. 5 shall not operate as a waiver of any right, power or remedy of Agent or Lenders, nor constitute a waiver of any provision of the Loan Agreement, or any other documents, instruments or agreements executed and/or delivered under or in connection therewith.
          6. Release. Each Borrower hereby acknowledges and agrees that: (a) neither it nor any of its Affiliates has any claim or cause of action against Agent or any Lender (or any of their respective Affiliates, officers, directors, employees, attorneys, consultants or agents) and (b) Agent and each Lender has heretofore properly performed and satisfied in a timely manner all of its obligations to Borrowers under the Loan Agreement and the other Loan Documents. Notwithstanding the foregoing, Agent and the Lenders wish (and Borrowers agree) to eliminate any possibility that any past conditions, acts, omissions, events or circumstances would impair or otherwise adversely affect any of the Agent’s and the Lenders’ rights, interests, security and/or remedies under the Loan Agreement and the other Loan Documents. Accordingly, for and in consideration of the agreements contained in this Amendment and other good and valuable consideration, each Borrower (for itself and its Affiliates and the successors, assigns, heirs and representatives of each of the foregoing) (collectively, the “Releasors”) does hereby fully, finally, unconditionally and irrevocably release and forever discharge Agent and each Lender and each of their respective Affiliates, officers, directors, employees, attorneys, consultants and agents (collectively, the “Released Parties”) from any and all debts, claims, obligations, damages, costs, attorneys’ fees, suits, demands, liabilities, actions, proceedings and causes of action, in each case, whether known or unknown, contingent or fixed, direct or indirect, and of whatever nature or description, and whether in law or in equity, under contract, tort, statute or otherwise, which any Releasor has heretofore had or now or hereafter can, shall or may have against any Released Party by reason of any act, omission or thing whatsoever done or omitted to be done on or prior to the effective date of Amendment No. 5 arising out of, connected with or related in any way to this Amendment No. 5, the Loan Agreement or any other Loan Document, or any act, event or transaction related or attendant thereto, or the agreements of Agent or any Lender contained therein, or the possession, use, operation or control of any of the assets of any Borrower, or the making of any Advance, or the management of such Advance or the Collateral.
          7. Governing Law. This Amendment No. 5 shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns and shall be governed by and construed in accordance with the laws of the State of New York.
          8. Headings. Section headings in this Amendment No. 5 are included herein for convenience of reference only and shall not constitute a part of this Amendment No. 5 for any other purpose.
          9. Counterparts; Facsimile. This Amendment No. 5 may be executed by the parties hereto in one or more counterparts, each of which shall be deemed an original and all of which when taken together shall constitute one and the same agreement. Any signature delivered by a party by facsimile or electronic transmission (including in “pdf” format) shall be deemed to be an original signature hereto.
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          IN WITNESS WHEREOF, this Amendment No. 5 has been duly executed as of the day and year first written above.

ROCKY BRANDS, INC.
LIFESTYLE FOOTWEAR, INC.
ROCKY BRANDS WHOLESALE LLC
ROCKY BRANDS RETAIL LLC

By:	/s/ James E. McDonald

Name:	James E. McDonald
Title:	Chief Financial Officer of each of the foregoing Borrowers

GMAC COMMERCIAL FINANCE LLC

By:	/s/ Thomas Brent

Name:	Thomas Brent
Title:	Director

BANK OF AMERICA, N.A.

By:	/s/ William J. Wilson

Name:	William J. Wilson
Title:	Vice President

CHARTER ONE BANK, N.A.

By:	/s/ James G. Zamborsky

Name:	James G. Zamborsky
Title:	Vice President

PNC BANK, NATIONAL ASSOCIATION

By:	/s/ Peter Redington

Name:	Peter Redington
Title:	A.V.P.

COMERICA BANK

By:	/s/ Harold Dalton

Name:	Harold Dalton
Title:	Vice President